COMPUTRAC, INC.

                              222 Municipal Drive
                             Richardson, TX  75080


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be Held July 24, 1996


       To the Stockholders of CompuTrac, Inc:

                 Notice is hereby given that the 1996 Annual Meeting of Stockholders of CompuTrac, Inc., a Texas corporation (the "Company"), will be held on Wednesday, July 24, 1996, at the Company's offices, 222 Municipal Drive, Richardson, Texas 75080 beginning at 2:00 p.m. local time for the following purposes:

            1. To elect five (5) persons to the Company's Board of Directors to hold office until their terms shall expire and until their successors are duly elected and qualified.

            2. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

                 Stockholders of record at the close of business on May 31, 1996, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof.

                 You are  cordially invited to attend  the meeting.  Whether  or not you expect to be present at the meeting, please date and sign the enclosed Proxy and return it promptly in the enclosed envelope. Returning the proxy will not affect your right to revoke it and vote your shares in person if you attend the meeting.

                                     By Order of the Board of Directors




                                          Dana E. Margolis
                                           Secretary and Treasurer


       Richardson, Texas
       June 10, 1996

                                COMPUTRAC, INC.

                              222 Municipal Drive
                             Richardson, TX  75080



                                PROXY STATEMENT

            This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CompuTrac, Inc., a Texas Corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for use at the 1996 Annual Meeting of Stockholders to be held on Wednesday, July 24, 1996, at the Company's offices, 222 Municipal Drive, Richardson, Texas 75080, beginning at 2:00 p.m. local time.

            The approximate date that this Proxy Statement and the enclosed form of Proxy are first being sent to stockholders is June 10, 1996. Stockholders should review the information provided herein in conjunction with the Company's Form 10-K Annual Report as filed with the Securities and Exchange Commission (exhibits excluded) for the fiscal year ended January 31, 1996 which accompanies this Proxy Statement. The Form 10-K Annual Report does not form a part of this Proxy Statement and is not intended to serve as soliciting material for the Proxy.

                          INFORMATION CONCERNING PROXY

            The solicitation is made on behalf of the Board of Directors of the Company. By executing and returning the enclosed Proxy card, you authorize the persons named in the Proxy to represent you and vote your shares in connection with the purposes set forth in the Notice of Annual Meeting.

            All shares represented by a valid Proxy received prior to the meeting will be voted in accordance with any specification made on such Proxy. Any stockholder giving a Proxy has the power to revoke it at any time before it is exercised by submitting a notice of revocation to the Company or by attending the meeting and voting in person.

            The cost of preparing, assembling and mailing the enclosed material will be borne by the Company. In addition to solicitation by mail, employees of the Company may, without additional compensation, solicit Proxies on behalf of the Board of Directors by telephone, telegraph or personal interview. The Company may make arrangements with banks, brokerage houses and other custodians, nominees and fiduciaries to send Proxies and Proxy material to their principals and to request authority for the execution of Proxies. The Company may reimburse such persons for their expenses in so doing.

                            PURPOSES OF THE MEETING

            At the Annual Meeting, the Company's stockholders will consider and vote upon the following matters:

            1. The election of five (5) persons to the Company's Board of Directors to hold office until their terms shall expire or until their successors are duly elected and qualified.


            2. Such other business as may properly come before the meeting, including any adjournment or postponements thereof.

            Unless contrary instructions are indicated on the enclosed Proxy, all shares represented by valid Proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted for the election of the five nominees for director named below. In the event a stockholder specifies otherwise by means of the enclosed Proxy, those shares will be voted in accordance with the specification so made.

                OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

            The Board of Directors has set the close of business on May 31, 1996 as the record date (the "Record Date") for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 6,288,008 shares of the Company's $.01 par value Common Stock issued and outstanding, all of which are entitled to vote at the Annual Meeting. Only stockholders of record at the close of business on the Record Date are entitled to vote at the meeting or any adjournment thereof, each share being entitled to one (1) vote. All shares of Common Stock will vote as a single class and there are no cumulative voting rights.

            The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

            Prior to  the Annual Meeting,  the Company will  select one or  more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

            The inspector or inspectors of election will treat shares referred to as "broker or nominee non-votes" (shares held of record by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and which the broker or nominee has not voted because it does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that matter and therefore will not be considered by the inspectors when counting votes cast on the matter (even though those shares are considered present for quorum purposes and may be entitled to vote on other matters).

            Directors will be elected by a plurality of the votes cast by holders of shares of Common Stock represented in person or by proxy at the Annual Meeting. Thus, any abstentions or broker non-votes will have no effect on the outcome of the election of directors.

                                  SECURITY OWNERSHIP

            The following table sets forth, as of May 31, 1996, information with respect to the beneficial ownership of the Common Stock of the
       Company by (a) the Company's Chief Executive Officer and each of the other "Named Executive Officers" (as defined below in "Executive Compensation - Summary Compensation Table"), (b) each person known by the Company to own beneficially 5% or more of such outstanding Common Stock, (c) each director or nominee who owns any shares, and (d) all current executive officers and directors of the Company as a group.


                                     Amount and
                                      Nature of               Percent
       Name and Address of           Beneficial                  of
       Beneficial Owner (1)          Ownership (2)             Class

       Harry W. Margolis (3)         1,946,177                  30.3

       Dana E. Margolis (4)          28,217                     (5)

       George P. McGraw (6)          75,919                     1.2

       Bruce E. Staffin (7)          352,810                    5.6
         c/o CompuTrac, Inc.
         222 Municipal Drive
         Richardson, TX  75080

       Gerald D. Harris (8)          12,000                     (5)

       Kenneth R. Nicholas (9)       12,000                      (5)

       William Harris Investors,
        Inc. (10)                    451,300                    7.2
         Two North LaSalle Street
         Suite 505
         Chicago, IL  60602-3703

       All current directors and
       executive officers as a
        group (8 persons) (11)       2,104,516                  32.2

       ____________________________



       (1)  Unless otherwise indicated,  each person's address is 222  Municipal
            Drive, Richardson, TX    75080.
       (2) Unless otherwise indicated, each person has sole voting and investment power with respect to such shares.
       (3) Includes 132,000 shares Mr. Margolis has the right to acquire through the exercise of options.
       (4) Dana E. Margolis may be deemed to be the beneficial owner of the shares owned by her husband, Harry W. Margolis.
       (5) Beneficial ownership is less than one percent (1%) of the Company's outstanding shares.
       (6) Includes 63,250 shares Mr. McGraw has the right to acquire through the exercise of options.
       (7)  Bruce E.  Staffin was  an employee of  the Company  from 1977  until
            1991.
       (8) Represents 12,000 shares Mr. Harris has the right to acquire through the exercise of options.
       (9) Represents 12,000 shares Mr. Nicholas has the right to acquire through the exercise of options.
       (10) Information obtained from a Schedule 13G filed with the Company by the beneficial owner dated February 12, 1996. The Schedule 13G states that the holder is an investment advisor that shares with its clients voting power, and has sole dispositive power, with respect to all the shares.
       (11) Includes 242,750 shares the directors and executive officers have the right to acquire through the exercise of options.

       Compliance with Section 16(a) of the Securities Exchange Act of 1934

            Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all such reports they file.

            To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company during the Company's last fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners have been complied with, except as follows: in fiscal 1996, Harry W. Margolis filed 4 late reports and 2 amended reports covering an aggregate of 23 transactions; Dana E. Margolis filed 4 late reports and 2 amended reports covering an aggregate of 94 transactions (91 of which were transactions involving indirect ownership of stock previously reported on forms filed by her husband, Harry W. Margolis); George P. McGraw filed 2 late reports and 1 amended report covering an aggregate of 8 transactions; Cheri L. White filed 2 late reports and 2 amended reports covering an aggregate of 6 transactions; Lynda K. Thomas filed 5 late reports and 1 amended report covering an aggregate of 12 transactions; Irwin S. Arnstein filed 2 late reports for an aggregate of 4 transactions; Deborah S. Greening filed 2 late reports for an aggregate of 2 transactions; and Michael R. Mueller filed 1 late report covering 1 transaction.

                             ELECTION OF DIRECTORS

            Directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified. The Company's Articles of Incorporation provide that the number of directors constituting the Company's Board of Directors shall not be less than two, but will be fixed as determined in the manner provided by the Company's Bylaws. The Company's Bylaws provide that the number of directors shall be fixed from time to time by action of the Company's Board of Directors. The Board of Directors has fixed the number of directors at five for the ensuing year.

            It is intended that the shares represented by the Proxies will be voted for the election of the Company's nominees except where authority to so vote is withheld. Each of the five current members of the Board of Directors has been nominated by the Company to be reelected as a director at the Annual Meeting. All of the nominees for directorship have agreed to serve if elected. Should any of such nominees become unwilling or unable to accept nomination or election, the shares represented by the Proxies solicited hereby will be voted for any substitute nominee or nominees designated by the present Board of Directors or the number of directors will be reduced accordingly.

                                      MANAGEMENT


       Executive Officers and Directors

            The executive officers and directors of the Company at January 31, 1996 are as follows:

                                                  Position(s) Held
       Name                    Age                With the Company

       Harry W. Margolis             53      Chairman of the Board &
                                              Chief Executive Officer (1)
       Dana E. Margolis              51      Secretary, Treasurer & Director (2)
       George P. McGraw              48      President and General Manager -
                                              Legal Division (3)
       Cheri L. White                42      Vice President - Finance and Chief
                                              Financial Officer (4)
       Lynda K. Thomas               49      Vice President - Administration (5)
       Kenneth R. Nicholas           54      Director (6)
       Cesar L. Alvarez              48      Director (7)
       Gerald D. Harris              40      Director (8)

       _______________________



       (1) Harry W. Margolis is a co-founder of the Company and has served as Chairman of the Board of the Company since its organization in 1977. After graduating from U.C.L.A. in 1964 with a degree in Political Science, Mr. Margolis attended Southern Methodist University Law School and upon graduation in 1967, placed first in the Bar Examination administered in the State of Texas. Mr. Margolis founded his own law firm in 1967, which increased to eight members through internal growth and by merger with an older firm, and practiced law until the Company was organized in 1977.

       (2) Dana E. Margolis, a director since 1983, served as office manager of the Company performing its accounting and purchasing functions from 1980 until 1983. In January 1984, Mrs. Margolis assumed the responsibilities of Secretary and Treasurer of the Company. Mrs. Margolis attended San Diego State University and is the wife of Harry W. Margolis.

       (3) George P. McGraw joined the Company as Director of Customer Support in March 1985, was elected Vice President of Customer Support in December 1987, and was elected Executive Vice President in May 1990. Mr. McGraw has served as President and General Manager of the Company's Legal Division since November 1993. Mr. McGraw is a 1970 graduate of the electrical engineering department of Rochester Institute of Technology. Prior to joining the Company, Mr. McGraw was self-employed. From 1979 until 1982 he held a number of marketing and financial positions with Phillips Information Systems, Inc. Prior to that time, he held similar positions with the Xerox Corporation.

       (4) Cheri L. White was elected Vice President of Finance in October 1993 and Chief Financial Officer in February 1995. Ms. White joined the Company in February 1984, and served as the Company's Director of
       Finance and Controller. Ms. White is also on the Board of Directors for the Richardson Development Center and serves as its Assistant Treasurer. Ms. White is a graduate of Christopher Newport University and is a Certified Public Accountant in the State of Texas.

       (5) Lynda K. Thomas was elected Vice President of Administration in December 1987. Ms. Thomas joined the Company in September 1981 as executive assistant to the president and served as the Company's business manager from August 1983 until her election to Vice President. Previously, she was a corporate officer and director of public relations for Republic Gypsum Company, a Dallas based manufacturer and supplier of building materials. She attended the University of North Texas (formerly North Texas State University), majoring in elementary education.

       (6) Kenneth R. Nicholas, a director of the Company since 1995, has been the Managing Director of Nicholas, Flanagan & Bard, P.C., a Certified Public Accounting firm in Dallas, Texas since January, 1987. Prior to that time, Mr. Nicholas spent 22 years with Deloitte Haskins & Sells (now Deloitte & Touche), including over ten years as a partner and seven years as partner-in-charge of the Dallas tax practice. Mr. Nicholas graduated from Southern Methodist University in 1964.

       (7) Cesar L. Alvarez, a director of the Company since 1986, has been a director of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., a law firm in Miami, Florida, since January 1983. Mr. Alvarez also serves on the Board of Directors of FDP Corporation and Cosmo Communications Corporation.

       (8) Gerald D. Harris, a director of the Company since 1994, is the owner and operator of Harris Typesetting Services, a graphics design and printing business located in Plano, Texas. Prior to beginning his business in 1990, Mr. Harris was the head golf professional at the prestigious Stonebriar Country Club in Frisco, Texas. Mr. Harris attended the University of Oklahoma majoring in finance.

       Meetings of the Board of Directors

            During the fiscal year ended January 31, 1996, the Board of Directors held one meeting. No director attended less than 75% of the aggregate of (a) the number of Board meetings held during the fiscal year, and (b) the number of meetings of committees of the Board held during the period he served on such committees.

       Committees of the Board of Directors

            The Company's Board of Directors has Compensation and Audit Committees. The Compensation Committee consists of Messrs. Nicholas and Alvarez. The Compensation Committee administers the Company's Incentive Stock Option and Stock Purchase Plans, and makes recommendations to the Board with respect to changes in officers' compensation and similar matters. The Compensation Committee met once during fiscal year 1996.

            The Company's Audit Committee consists of Messrs. Harris and Nicholas. The Audit Committee reviews the Company's significant accounting policies and operating controls, recommends independent external auditors, and reviews audit reports prepared by the external auditors. The Audit Committee met once during fiscal year 1996.

            The Company does not have a standing nominating committee.

       Director Compensation

            The Company pays directors who are not executive officers of the Company $750.00 for attendance at each meeting of the Board of Directors and $300.00 for each committee meeting attended. Directors who are also executive officers of the Company do not receive any remuneration for their services as directors.

            Directors are also eligible to be granted stock options under the Company's 1990 Stock Option Plan. The plan provides for the grant of options to employees and directors of the Company covering an aggregate of 500,000 shares of Common Stock of the Company. Such options may be incentive or nonqualified stock options, except that options granted to directors who are not also employees of the Company may not be incentive stock options. Options granted to directors under the plan may contain such terms as may be determined by the Compensation Committee, except that (i) the maximum term of any option is 10 years, (ii) no director may be granted options in any calendar year for a number of shares exceeding 10% of the total number of shares for which options may be granted under the plan, (iii) shares acquired by a director upon exercise may not be sold for six months after the date of grant, and
       (iv) the exercise  price of any option granted to  a director may not  be less than the fair market value of the Common Stock on the date of grant. The exercise period of any option begins and ends on such dates as may be determined by the Compensation Committee, provided that an option will terminate upon the termination of the holder's service as an employee or director, subject to certain grace periods. The vesting of outstanding options is also subject to acceleration in the discretion of the Compensation Committee or upon the occurrence of certain change-in-control events. During fiscal year 1996, an option to purchase 12,000 shares of Common Stock at an exercise price of $1.1875 per share and a term of 7 years was granted to Kenneth R. Nicholas, a non-employee director of the Company.


                             EXECUTIVE COMPENSATION

       Summary Compensation Table

            The following table sets forth the aggregate compensation paid to the Company's Chief Executive Officer and each of the Company's other executive officers whose total annual salary and bonus for the 1996 fiscal year was $100,000 or more (the Chief Executive Officer and such other executive officers are sometimes referred to herein as the "Named Executive Officers") with respect to each of the three fiscal years ended January 31, 1996.

                                                   Long-Term
                                  Annual          Compensation
                                Compensation (1)    Awards


       Name and                                    Number of Securities All Other
       Principal          Fiscal                   Underlying Options   Compen-
       Position           Year   Salary ($)Bonus ($) Granted (2)       sation ($)

       Harry W. Margolis  1996   503,000   -         225,000          22,203 (3)
         Chairman of the
         Board and Chief  1995   490,000   -            -             6,413 (4)
        Executive Officer 1994   550,000   -            -             6,413 (4)

       George P. McGraw   1996   113,526   -            -             1,443 (5)
          President and   1995   106,964  5,000       55,000            -
          General Manager-1994   109,172      -       5,000             -
          Legal Division

       ________________________


       (1) The column for "Other Annual Compensation" has been omitted because there is no compensation required to be reported in such column. The aggregate amount of perquisites and other personal benefits provided to each Named Executive Officer is less than the lesser of $50,000 or 10% of the total of annual salary and bonus of such officer.
       (2)  See "Option Grants Table" below for additional information about the options granted in fiscal 1996.
       (3) Includes $16,665 contributed by the Company on behalf of Mr. Margolis for Company Common Stock purchases during the fiscal year pursuant to the Company's Employee Stock Purchase Plan, and $5,538 attributable to the economic value of split-dollar life insurance policies paid for by the Company naming Mr. Margolis' estate as the beneficiary.
       (4) The approximate economic value of split-dollar life insurance policies paid for by the Company naming Mr. Margolis' estate as the beneficiary.
       (5) Amount represents the Company's contribution for the Named Executive Officer for Company Common Stock purchases during the indicated fiscal year pursuant to the Company's Employee Stock Purchase Plan.

       Option Grants Table

            The following table sets forth certain information concerning grants of stock options made during the 1996 fiscal year to the Named Executive Officers. All stock options are incentive stock options granted pursuant to the Company's 1990 Stock Option Plan. Such grants are reflected in the Summary Compensation Table.


                      Individual Option Grants During Fiscal Year 1996

                                          Percent of
                         Number         Total Options
                         of Securities    Granted to
                         Underlying      Employees in    Exercise Price Expiration
       Name             Options Granted Fiscal Year 1996 Per Share      Date

       Harry W.
          Margolis       225,000 (1)       65.3%            $1.52      07-31-00


       _____________

       (1) Option was granted on August 1, 1995, becomes exercisable with respect to three annual increments of 66,000 shares each beginning August 1, 1996, and with respect to 27,000 shares on August 1, 1999 and has a term of five years. Mr. Margolis was also granted an option to purchase 150,000 shares during fiscal 1996, but such option was canceled and replaced by the option set forth in this table. See _Report on Option Replacement_ below.


       Report on Option Replacement

            The  option to purchase  225,000 shares of  Common Stock granted  to
       Harry W. Margolis on August 1, 1995, as reported in the Option Grants table above, was granted in replacement of three options previously granted to Mr. Margolis under the 1990 Stock Option Plan. The replaced options, each of which was terminated on August 1, 1995, entitled Mr. Margolis to purchase 40,000 shares at an exercise price of $2.45 per share, 35,000 shares at $1.88 per share and 150,000 shares at $1.1875 per share, or an average exercise price of $1.52 per share. The replacement was done to ensure compliance with the requirement that incentive stock options granted to persons holding more than 10% of the outstanding voting stock of the Company have exercise prices at least equal to 110% of the fair market value of the Common Stock on the date of grant. The new option has an exercise price equal to the average exercise price of the three options replaced and covers the same number of shares, and therefore provides Mr. Margolis essentially the same economic value. Such exercise price is equal to 122% of the fair market value of the Common Stock on the date of grant of the new option. We believe that such replacement was appropriate and in the best interests of the Company.

       By the Members of the Compensation Committee:

       Kenneth R. Nicholas       Cesar L. Alvarez

       Aggregated Fiscal Year-End Option Value Table

       The following table sets forth certain information concerning unexercised stock options held by the Named Executive Officers as of the end of the 1996 fiscal year. No stock options were exercised by any of the Named Executive Officers during the 1996 fiscal year.

                         Number of Securities Underlying    Value of Unexercised
                          Unexercised Options at            In the Money Options
                           1996 Fiscal Year-End           at 1996 Fiscal Year-End
                             Exercisable (E)                  Exercisable (E)
                Name         Unexercisable  (U)            Unexercisable (U)  ($)

       Harry W. Margolis      132,000 (E)                   63,360 (E)
                               93,000 (U)                   44,640 (U)

       George P. McGraw        63,250 (E)                   42,338 (E)
                               17,750 (U)                   18,563 (U)


       Long-term Incentive and Pension Plans

            The Company does not have any long-term incentive or pension plans.


       Employment Agreements

            On  December  1,  1992,  the  Company  entered  into  an  Employment
       Agreement with Harry W. Margolis, its Chairman of the Board and Chief Executive Officer, which expires on January 31, 1998. Pursuant to the Employment Agreement, Mr. Margolis was paid an annual base salary of $550,000 during the fiscal year ended January 31, 1994. In conjunction with the Company's fourth quarter fiscal 1994 reorganization, Mr. Margolis elected to receive a voluntary pay adjustment, decreasing his salary from $550,000 to $490,000 in fiscal 1995. During fiscal year 1996, Mr. Margolis was paid an annual base salary of $503,000. Mr.
       Margolis is entitled to receive minimum annual raises equivalent to any annual increase in the Consumer Price Index for Dallas, Texas during the previous year. In addition, at the discretion of the Compensation Committee of the Board of Directors of the Company, Mr. Margolis may receive an annual bonus in an amount that does not exceed his salary. No bonuses were granted to Mr. Margolis during fiscal 1996. Additionally, the Company furnishes Mr. Margolis with certain fringe benefits, including the use of an automobile and a membership in a country club. The Company is obligated to provide Mr. Margolis and his family with health and dental benefits and has purchased split-dollar life insurance policies insuring Mr. Margolis' life and naming his estate as the beneficiary. In the event that Mr. Margolis becomes disabled or is otherwise incapacitated, the Company will be entitled to reduce his pay to 50% of his base salary (less certain insurance proceeds) for the remainder of the term of the Employment Agreement or until such earlier time that he is able to resume his full duties under the agreement. In the event of Mr. Margolis' death, his estate or designated beneficiary is entitled to receive 50% of his annual salary, less any insurance payments made to the estate or designated beneficiary from the above-referenced life insurance policies, for the remaining term of the agreement. Mr. Margolis is subject to certain restrictive covenants under the agreement, including a noncompetition clause which extends eighteen months beyond any termination of his employment other than termination by Mr. Margolis for "Good Reason" (as defined in the agreement) or termination due to the expiration of the agreement. The Company may at any time terminate the Employment Agreement for "Cause" (as defined in the agreement) with thirty days written notice, and, in the event that the Company fails to earn a certain specified minimum rate of return on equity for any fiscal years ending on or after January 31, 1995, the Company's Board of Directors may reduce the term of the agreement to a date which is no earlier than one year from the date Mr. Margolis receives written notice of such term reduction. If Mr. Margolis' employment is terminated (a) other than for Cause, disability, death or the expiration of the agreement, including a termination attributable to a "Change in Control" (as defined in the agreement), or
       (b) by Mr. Margolis for Good Reason, including any intentional failure by the Company to comply with the agreement, Mr. Margolis will be entitled to (i) a lump sum payment of three times (or two times if termination occurs during the last year of the agreement) the sum of his base salary and highest bonus paid during either of the prior two years,
       (ii) all compensation earned or deferred through the date of termination (including a pro-rated bonus, determined as a percentage of the prior year's bonus) and (iii) continue to participate in the Company's benefit plans for the remainder of the term of the agreement, as if the agreement had not terminated.
            On February 1, 1992, the Company entered into a one year  employment agreement with George P. McGraw, it's Legal Division President, which renews automatically and extends for successive one year terms, each February 1. This agreement provided for an initial base salary of $102,500 and included provisions for annual base compensation and eligibility requirements for any bonus programs, all of which were directly tied to the financial performance of the Company. In conjunction with the Company's fourth quarter fiscal 1994 reorganization, Mr. McGraw accepted a base salary reduction from $109,172 in fiscal 1994 to $106,964 in fiscal 1995. During fiscal year 1996, Mr. McGraw was paid an annual base salary of $113,526. Additionally, the agreement contains certain restrictive covenants governing events upon the executive's termination from the Company, including non-compete, non-disclosure, and non-solicitation clauses. The agreement may be terminated by the Company for "Cause" (as defined in the agreement), as a result of the executive's inability to perform all or any material portion of his responsibilities as a result of mental or physical incapacity, illness or disability, or otherwise with written notice to the executive.

                                 OTHER MATTERS



       Stockholder Proposals

            Any stockholder intending to present any proposal to the 1997 Annual Meeting of Stockholders must submit such proposal in writing to the Company at its principal executive offices on or before February 10, 1997.

       Independent Public Accountants

            The firm of Price Waterhouse served as independent public accountants for the Company for the fiscal year ended January 31, 1996 and has been selected to serve in that capacity for the fiscal year ending January 31, 1997. A representative of the firm is expected to be present during the annual meeting. Such representative will be afforded an opportunity to make a statement at the meeting if he so desires and will be available to answer appropriate questions.

       Other Business

            The Board of Directors does not intend to present and does not have any reason to believe that others in attendance will present at the
       Annual Meeting any item of business other than those mentioned in the Notice of Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying Proxy will vote the Proxy as in their discretion they may deem appropriate, unless they are directed by the Proxy to do otherwise.

                                       By Order of the Board of Directors




                                          Dana E. Margolis
                                       Secretary and Treasurer



       Richardson, Texas
       June 10, 1996

            The Company's Form 10-K Annual Report, as filed with the Securities and Exchange Commission, provides certain additional information about the Company. A copy of this report may be obtained without charge upon written request to: Investor Relations, CompuTrac, Inc., 222 Municipal Drive, Richardson, Texas 75080 or via: www.ctinc.com